Exhibit 10.d.76

Officer Compensation Table

In December 2006 the Compensation Committee approved a base salary adjustment for the CEO and recommended base salary increases ranging from three to five percent for five other officers of the Company, effective January 1, 2007. The Board of Directors approved the non-CEO officer base salary increases in December 2006, effective January 1, 2007. Officer salaries as of January 1, 2007 and short-term incentive bonuses paid for 2006 performance are as set forth below:

Name and Principal Position	2007 Salary	2006 Short-Term Incentive Bonuses
Christopher L. Dutton President and Chief Executive Officer	$381,100	$0
Mary G. Powell Senior Vice President and Chief Operating Officer	$278,100	$0
Robert J. Griffin Vice President, Power Supply and Risk Management	$199,820	$0
Donald J. Rendall, Jr. Vice President, General Counsel and Corporate Secretary	$197,760	$0
Walter S. Oakes Vice President - Field Operations	$161,710	$0
Dawn D. Bugbee Vice President, Chief Financial Officer & Treasurer	$183,750	$0